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                                                                       EXHIBIT 5
                                           OPINION OF LONG ALDRIDGE & NORMAN LLP


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                           LONG ALDRIDGE & NORMAN LLP
                           303 Peachtree Street, N.E.
                                   Suite 5300
                             Atlanta, Georgia 30308




                                  April 2, 1998

Board of Directors
Eagle Bancshares, Inc.
4305 Lynburn Drive
Tucker, Georgia 30084-4441

         Re: Registration Statement on Form S-8

Gentlemen:

         We have acted as counsel to Eagle Bancshares, Inc., a Georgia corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission (the "Commission"). Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, a total of 280,000 shares of Common Stock, par value $1.00 per share, of the Company (the "Shares"). The Shares represent an increase in the number of shares of Common Stock of the Company that may be acquired pursuant to options or awards granted under the Eagle Bancshares, Inc. 1995 Employees Stock Incentive Plan, as amended and restated (the "1995 Plan").

         The opinion hereinafter set forth is given at the request of the Company pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matters set forth in numbered paragraph (1) below (our "Opinion"), and no opinion is implied or to be inferred beyond such matters. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

         In rendering our Opinion, we have examined such agreements, documents, instruments and


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Board of Directors
April 2, 1998
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records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, the record of corporate proceedings, the 1995 Plan, the Form of Incentive Stock Option Agreement and Notice of Exercise therefor relating to the 1995 Plan and the Form of Nonqualified Stock Option Agreement and Notice of Exercise therefor relating to the 1995 Plan. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

         As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in a certificate of officers of the Company. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. We do not herein express any opinion concerning any matter respecting or affected by any laws of any other state. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

         Based upon and subject to the foregoing, we are of the following opinion:

         (1) the Shares, when issued in accordance with the terms of the 1995 Plan and the Incentive Stock Option Agreement, the Nonqualified Stock Option Agreement or a Restriction Agreement (as defined in the 1995 Plan), as applicable, against payment in full of the purchase price therefor set forth in the respective Incentive Stock Option Agreement or Nonqualified Stock Option Agreement, as applicable, will be validly issued, fully paid and nonassessable.


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Board of Directors
April 2, 1998
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         We hereby consent to the filing of this letter as an exhibit to the
Registration Statement.

                                    Very truly yours,

                                    LONG ALDRIDGE & NORMAN LLP



                                    By: /s/ David M. Calhoun
                                       -----------------------------------------
                                        David M. Calhoun